Exhibit 23.1




                          Consent of Ernst & Young LLP



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the SpectraScience, Inc. 1991 Stock Plan of our report dated February 16, 2001, with respect to the financial statements of SpectraScience, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


Minneapolis, Minnesota                           /s/ Ernst & Young LLP
March 12, 2001